UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 1, 2025

(Date of earliest event reported)

TITAN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY 10022

(Address of principal executive offices, including zip code)

(786) 769-7512

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of an Acquisition or Disposition of Assets.

On October 1, 2025, Titan Pharmaceuticals,, Inc. (“TTNP” “Surviving Corporation” or “Parent”), completed its previously announced business combination pursuant to the Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) dated as of August 19, 2024 by and among (i) TTNP, (ii) Black Titan Corporation, a Cayman Islands exempted company limited by shares (“Black Titan” or “PubCo”), (iii) TTNP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Black Titan (“Merger Sub”), and (iv) TalenTec Sdn. Bhd., f/k/e KE Sdn. Bhd., a Malaysian private limited company (“TalenTec”). Upon the terms and subject to the conditions of the Merger Agreement, on October 1, 2025, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Parent (the “Merger”), with Parent continuing as the surviving corporation under the same name as a direct wholly owned subsidiary of Black Titan. Capitalized terms used herein but not defined have the meanings set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of Parent Capital Stock issued and outstanding immediately prior to the Effective Time was automatically converted into Ordinary Shares of Black Titan, par value $0.001 (a “PubCo Ordinary Share”). Additionally, pursuant to a Share Exchange Agreement, dated July 25, 2025, by and among PubCo, TalenTec and the TalenTec Shareholders (as defined therein), each TalenTec Shareholder contributed and exchanged all of its TalenTec shares for PubCo Ordinary Shares. As a result of the Merger, it is anticipated that shares of TTNP common stock will cease trading on the Nasdaq Capital Market (“Nasdaq”) and PubCo Ordinary Shares will begin trading on Nasdaq commencing with the opening of trading on Thursday, October 2, 2025.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, stockholders of TTNP immediately prior to the completion of the Merger ceased to have any rights as stockholders of TTNP other than the right to receive the Stockholder Consideration in accordance with the Merger Agreement.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, effective upon the Effective Time, (i) TTNP’s directors and officers offered their resignations for serving in such capacities, at the request of Black Titan and not because of any disagreement with TTNP regarding any matter related to TTNP’s operations, policies or practices, and (ii) Chay Weei Jye was appointed as the sole director and acting secretary of TTNP.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Merger and Contribution and Share Exchange Agreement, dated as of August 19, 2024, by and among Titan Pharmaceuticals, Inc., TTNP Merger Sub, Inc., KE Sdn. Bhd., and BSKE Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on August 19, 2024).
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Chay Weei Jye
Chay Weei Jye Chief Executive Officer

Date: October 1, 2025

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